EXHIBIT 99.1







                                SAN MATEO II&III


                              Historical Summaries
                        of Operating Revenue and Expenses

                Nine Months Ended September 30, 1997 (Unaudited)
                      and the Year Ended December 31, 1996

                   (With Independent Auditors' Report Thereon)







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Independent Auditors' Report



The Board of Directors
CarrAmerica Realty Limited Partnership:


We have audited the accompanying historical summary of operating revenue and expenses, as defined in note 2(a), of San Mateo II&III for the year ended December 31, 1996. This historical summary is the responsibility of the management of San Mateo II&III. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenue and expenses of San Mateo II&III.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the operating revenue and expenses described in note 2(a) of San Mateo II&III for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                   KPMG Peat Marwick LLP


Washington, DC
February 4, 1998


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                                SAN MATEO II&III


             Historical Summaries of Operating Revenue and Expenses

            For the nine months ended September 30, 1997 (unaudited)
                      and the year ended December 31, 1996

                             (dollars in thousands)



                                                  Nine months       Year
                                                    ended           ended
                                                  September 30,   December 31,
                                                    1997            1996
                                                    ----            ----
Operating revenue:
  Building rental                                   $2,226          $2,624
  Recovery of operating expenses                        47              35
  Lease termination fee                                 17              33
                                                    ------           -----
      Total operating revenue                        2,290           2,692
                                                    ------           -----
Operating expenses:
  Repairs & maintenance                                 56              62
  Utilities                                            209             301
  Real estate taxes                                    144             180
  Insurance                                             49              61
  Management fees                                       81             100
  Operating services                                   161             223
  Administrative                                        79             102
                                                    ------           -----
      Total operating expenses                         779           1,029
                                                    ------           -----
      Operating revenue in excess
       of operating expenses                        $1,511          $1,663
                                                    ======          ======









                 See accompanying notes to historical summaries
                       of operating revenue and expenses.

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                                SAN MATEO II&III


         Notes to Historical Summaries of Operating Revenue and Expenses

                                      (dollars in thousands)

            For the nine months ended September 30, 1997 (unaudited)
                      and the year ended December 31, 1996

                             (dollars in thousands)


(1)    Description of the Property

       San Mateo II&III (the Buildings) consists of two buildings located in San Mateo, California, a submarket of San Francisco. The Buildings contain approximately 143,000 square feet of leasable office space. As of September 30, 1997, the Buildings were 98% leased.

(2)    Summary of Significant Accounting Policies

       (a)   Basis of Presentation

             The accompanying historical summaries of operating revenue and expenses are not representative of the actual operations for the periods presented, as certain revenue and expenses, which may not be comparable to those expected to be incurred by CarrAmerica Realty Limited Partnership in the proposed future operations of the Buildings, has been excluded. Interest income has been excluded from revenue, and interest, depreciation and amortization, and other costs not directly related to the future operations of the Buildings have been excluded from expenses.

             In accordance with California tax law, management expects that real estate taxes will be reassessed upon transfer of ownership based on the purchase price of the Buildings. Therefore, historical real estate tax expenses may not be comparable to those expected to be incurred by CarrAmerica Realty Limited Partnership. Management is not aware of any other material factors that would cause the historical summaries of operating revenue and expenses to not be indicative of the future operating results of the buildings.

       (b)   Revenue Recognition

             Revenue from rental operations is recognized straight-line over the terms of the respective leases.

       (c)   Interim Unaudited Financial Information

             The accompanying unaudited financial information for the nine months ended September 30, 1997 has been prepared consistent with the rules and regulations of the Securities and Exchange Commission governing the preparation of the amounts for the year ended December 31, 1996. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the historical summary of operating revenue and expenses for the nine months ended September 30, 1997, have been included. The results of operations for the nine-month period ended September 30, 1997 are not necessarily indicative of the results for the full year.



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(3)    Rental Revenue

       Minimum future rentals (excluding modifications and renewal options) on noncancelable leases are as follows for the years ending December 31 (in thousands):

                                 1997                              $3,107
                                 1998                               3,397
                                 1999                               3,433
                                 2000                               1,992
                                 2001                                 425
                                                                   ------

                                                                  $12,354
                                                                  =======


(4) Pro Forma Taxable Operating Results and Cash Available from Operations (Unaudited)

       The unaudited pro forma table reflects the taxable operating results and cash available from operations of the Buildings for the 12 months ended September 30, 1997, as adjusted for certain items which can be factually supported. For purposes of presenting pro forma net taxable operating income, revenue is recognized when it is either collectible under the lease terms or collected. Tax depreciation for the buildings is computed on the modified accelerated cost recovery system method over a 39-year life. This statement does not purport to forecast actual operating results for any period in the future.

    Pro forma net operating income (exclusive of
        depreciation and amortization expense)                         $1,886
    Less estimated depreciation and amortization expense                  402
                                                                       ------

                  Pro forma taxable operating income                   $1,484
                                                                       ======

                  Pro forma cash available from operations             $1,886
                                                                       ======